SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): October 6, 1999



                              EDISON INTERNATIONAL
             (Exact name of registrant as specified in its charter)



             CALIFORNIA                    001-9936             95-4137452
 (State of principal jurisdiction of   (Commission file      (I.R.S. employer
   incorporation of organization)           number)         identification no.)



                            2244 Walnut Grove Avenue
                                 (P.O. Box 800)
                           Rosemead, California 91770
          (Address of principal executive offices, including zip code)

                                  626-302-2222
              (Registrant's telephone number, including area code)


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Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

Item 5.  Other Events

MOHAVE GENERATING STATION ENVIRONMENTAL LITIGATION

On October 6, 1999, Southern California Edison, the Los Angeles Department of Water & Power, Nevada Power, and the Salt River Project, co-owners of the Mohave Generating Station (the "Owners"), along with three environmental groups, announced a settlement to a federal lawsuit that the groups had filed against the Owners in February 1998, alleging power plant violations of federal and state air quality regulations. The settlement, which is subject to final approval by the U.S. District Court in Las Vegas, will accelerate the planned installation of additional air emission controls on the power plant. A copy of the press release issued by the Owners on October 6 pertaining to the above announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

PAITON GENERATING STATION LITIGATION

On October 7, 1999, Indonesia's state-owned electricity company, PT Perusahaan Listrik Negara (PLN) announced that it had filed a lawsuit in the State Court of Central Jakarta against PT Paiton Energy Company ("PEC") seeking to annul PLN's contract to purchase power from PEC's coal-fired 1,230 megawatt generating station located in East Java, Indonesia. PEC is 40 percent-owned by Edison Mission Energy, a wholly-owned subsidiary of Edison International. As of October 19, 1999, PEC has not been served with PLN's complaint. According to PLN's press releases and public statements, PLN has alleged that the contract was the result of corruption and is one-sided and against the public interest. Pursuant to PEC's rights under the power purchase agreement, PEC sent a notice of arbitration to PLN under the power purchase agreement to preserve the sanctity of the agreement and to protect the interests of its shareholders, lenders and other credit support providers. PEC also stated its continued willingness to negotiate with PLN and the Government of Indonesia to resolve issues relating to the power purchase agreement. Copies of press releases issued by PEC on October 7 and 11, 1999 are attached hereto as Exhibits 99.2 and 99.3.

On October 15, 1999, an interim arrangement was entered into among the shareholders, sponsors and commercial lenders of PEC. The interim arrangement provides for the waiver of certain events of default, including a principal payment default on loans made by the commercial lenders, and for the amendment of agreements relating to the contribution and application of equity by the sponsors and shareholders. The interim arrangement was necessary because conditions were not met for the United States Export-Import Bank to take out $540 million in loans made by the commercial lenders as originally scheduled. Discussions are ongoing with the United States Export-Import Bank to extend the deadline for the take-out and identify appropriate conditions therefor in light of current conditions in Indonesia.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

Exhibit
Number                              Description

99.1 Press Release of Mohave Generating Station dated October 6, 1999 entitled "Mohave Plant Owners, Environmentalists Reach Agreement on Pollution Controls"

99.2 Press Release of PT Paiton Energy Company dated October 7, 1999 entitled "PT Paiton Energy Responds to PLN Lawsuit"

99.3 Press Release of PT Paiton Energy Company dated October 11, 1999 entitled "PT Paiton Energy Reaffirms Willingness to Negotiate, Reiterates Interim Offer of 3.3 U.S. Cents per kWh"


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          EDISON INTERNATIONAL
                                               (Registrant)



                                           KENNETH S. STEWART
                          ---------------------------------------------------
                                           KENNETH S. STEWART
                            Assistant General Counsel and Assistant Secretary


October 19, 1999